UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 13, 2013

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Explanatory Note

This Amendment No. 1 amends and supplements the Current Report on Form 8-K of Astea International Inc. (the “Company”) filed with the Securities and Exchange Commission on June 13, 2013 (the “Original Current Report”). The sole purpose for filing this Amendment No. 1 to the Original Current Report is to disclose, as required by paragraph (d) of Item 5.07 of Form 8-K, the Company’s decision as to how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers. No other changes are being made to the Original Current Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and it reported the results of the Annual Meeting in the Original Current Report. One of the matters voted upon at the Annual Meeting was a non-binding advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

Consistent with the preference indicated by the results of that advisory vote as reported in the Original Current Report, the Company’s board of directors (the “Board”) has determined that the Company will hold a stockholder advisory vote on the compensation of its named executive officers once every three years until the next stockholder advisory vote regarding the frequency of stockholder advisory votes on executive compensation is conducted or the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 6, 2013	Astea International Inc.
		By:	/s/Rick Etskovitz
		Name:	Rick Etskovitz
		Title:	Chief Financial Officer